UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2009

CareFusion Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34273	26-4123274
(Commission File Number)	(IRS Employer Identification Number)

3750 Torrey View Court, San Diego, California 92130

(Address of Principal Executive Offices, Including Zip Code)

(858) 617-2000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 15, 2009 (the “Effective Date”), CareFusion Corporation (the “Company”) entered into a retention agreement (the “Retention Agreement”) with the Company’s Chief Operating Officer, Dwight Winstead. The term of the Retention Agreement is for three years ending on October 15, 2012. The Retention Agreement provides for a one-time retention equity award to Mr. Winstead and establishes the amount of severance payments to be paid in connection with a termination of Mr. Winstead’s employment during the term of the Retention Agreement. Pursuant to the Retention Agreement, Mr. Winstead also agreed to a number of restrictive covenants for the period beginning on the Effective Date and ending on the last day of the 24-month period after the date of termination of employment.

If Mr. Winstead’s employment is terminated by the Company without Cause or by Mr. Winstead for Good Reason (each as defined in the Retention Agreement), Mr. Winstead shall be entitled to receive any accrued and unpaid salary and bonus, a pro-rated bonus for the year of termination and a supplemental severance payment (the “Severance Payment”). The amount of the Severance Payment will be the sum of Mr. Winstead’s then annual base salary plus (i) his then target annual bonus opportunity, if the notice of termination is provided prior to the second anniversary of the Effective Date or (ii) the average of his actual annual bonus paid in the two prior fiscal years, if the notice of termination is provided after the second anniversary and on or before the third anniversary of the Effective Date. Any Severance Payment payable under the Retention Agreement will be paid in equal installments over a period of one year following termination.

Pursuant to the Retention Agreement, Mr. Winstead was granted a one-time retention equity award on October 15, 2009, for 65,151 restricted stock units (“RSUs”) pursuant to the CareFusion Corporation 2009 Long-Term Incentive Plan. The number of RSUs was determined based on an award value of $1,490,000 divided by the closing price of the Company’s common stock on the grant date ($22.87). Each RSU represents a contingent right to receive one share of the Company’s common stock upon vesting. The RSUs vest pro-rata as to one third ( 1/3) of the award amount on October 15, 2012, October 15, 2013, and October 15, 2014; provided that, if prior to October 15, 2012, Mr. Winstead’s employment is terminated by the Company without Cause or by Mr. Winstead for Good Reason (each as defined in the Retention Agreement), or upon Mr. Winstead’s death or disability, any unvested RSUs shall immediately vest in full. If Mr. Winstead’s employment is terminated for any other reason prior to October 15, 2012, the RSUs shall not vest and shall be forfeited.

The summary of the Retention Agreement set forth herein is qualified in its entirety by reference to the complete terms and conditions of the Retention Agreement and the form of retention equity award and restricted stock units agreement attached thereto. These agreements are included with this report as Exhibit 10.1, each of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Retention Agreement, dated October 15, 2009, between CareFusion Corporation and Dwight Winstead, including a Retention Award and Restricted Stock Units Agreement.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CareFusion Corporation
(Registrant)

Date: October 19, 2009	By:	/s/ JOAN STAFSLIEN
	Name:	Joan Stafslien
	Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Retention Agreement, dated October 15, 2009, between CareFusion Corporation and Dwight Winstead, including a Retention Award and Restricted Stock Units Agreement.*

*	Filed herewith.

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